Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Nationwide Mutual Funds:

In planning and performing our audits of the financial statements of Nationwide
Bailard Cognitive Value Fund, Nationwide Bailard Emerging Markets Equity Fund,
Nationwide Bailard International Equities Fund, Nationwide Bailard Technology &
Science Fund, Nationwide Bond Fund, Nationwide Bond Index Fund, Nationwide Core
Plus Bond Fund, Nationwide Diverse Managers Fund, Nationwide Fund,  Nationwide
Geneva Mid Cap Growth Fund, Nationwide Geneva Small Cap Growth Fund, Nationwide
Global Equity Fund, Nationwide Government Bond Fund, Nationwide Growth Fund,
Nationwide Herndon Mid Cap Value Fund, Nationwide High Yield Bond Fund,
Nationwide HighMark Balanced Fund, Nationwide HighMark Bond Fund, Nationwide
HighMark California Intermediate Tax Free Bond Fund, Nationwide HighMark Large
Cap Core Equity Fund, Nationwide HighMark Large Cap Growth Fund, Nationwide
HighMark National Intermediate Tax Free Bond Fund, Nationwide HighMark Short
Term Bond Fund, Nationwide HighMark Small Cap Core Fund, Nationwide HighMark
Value Fund, Nationwide Inflation-Protected Securities Fund, Nationwide
International Index Fund, Nationwide International Value Fund, Nationwide
Investor Destinations Aggressive Fund, Nationwide Investor Destinations
Conservative Fund, Nationwide Investor Destinations Moderate Fund, Nationwide
Investor Destinations Moderately Aggressive Fund, Nationwide Investor
Destinations Moderately Conservative Fund, Nationwide Mid Cap Market Index
Fund, Nationwide Money Market Fund, Nationwide Portfolio Completion Fund,
Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide
Small Company Growth Fund, Nationwide  Destination 2010 Fund, Nationwide
Destination 2015 Fund, Nationwide Destination 2020 Fund, Nationwide
Destination 2025 Fund, Nationwide Destination 2030 Fund, Nationwide
Destination 2035 Fund, Nationwide Destination 2040 Fund, Nationwide
Destination 2045 Fund, Nationwide Destination 2050 Fund, Nationwide
Destination 2055 Fund, Nationwide Retirement Income Fund, Nationwide U.S.
Small Cap Value Fund, Nationwide Ziegler Equity Income Fund, Nationwide
Ziegler NYSE Arca Tech 100 Index Fund, and Nationwide Ziegler Wisconsin Tax
Exempt Fund  (hereafter referred to as the "Funds") as of and for the year or period ended October 31, 2014, in accordance with the standards of the
Public Company Accounting Oversight Board (United States), we considered the
Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the
Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the
Public Company Accounting Oversight Board (United States).

In our report dated December 22, 2014, we reported that we noted no deficiencies in the Funds' internal control over financial reporting and their operations that we considered to be a material weakness as defined above.
However, subsequent to the filing of the Funds' Form N-SAR for their fiscal year or period ended October 31, 2014, we noted a deficiency in internal control over financial reporting for the Nationwide Investor Destinations
Conservative Fund that we consider to be a material weakness. The execution of the controls in place were insufficient to ensure that technical corrections made to accounting principles generally accepted in the United States of
America were reviewed and reflected in the financial statements.  This material weakness does not pertain to any other Funds.  The Nationwide Investor
Destinations Conservative Fund's financial statements for the year ended
October 31, 2014 did not present a Statement of Cash Flows in accordance with
Accounting Standards Codification Topic 230.  The Nationwide Investor
Destinations Conservative Fund restated its October 31, 2014 financial statements to include the Statement of Cash Flows.  Management has taken corrective action by reinforcing the importance of the proper execution and review of controls in place to preserve the integrity of the internal control over financial reporting.  We have not performed any procedures to assess the corrective action, including its sufficiency in addressing the material weakness described above.

This report is intended solely for the information and use of management and the Board of Trustees of Nationwide Mutual Funds and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 22, 2014, except for the material weakness as to which the date is February 24, 2015